Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Trubion Pharmaceuticals, Inc. 2006 Equity Incentive Plan of our reports dated March 11, 2009, with respect to the financial statements of Trubion Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008 and the effectiveness of internal control over financial reporting of Trubion Pharmaceuticals, Inc. filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Seattle, Washington
March 18, 2009